Lease Agreement

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this 7th day of December, 2007, by and between Kard Scientific (hereinafter referred to as "Landlord") and Cellceutix Pharma, Inc. (hereinafter referred to as "Tenant").

WITNESSETH:

WHEREAS, Landlord is the fee owner of certain real property being, lying and situated in Middlesex County, Massachusetts, such real property having a street address of 187 Ballardvale Street, Suite A225, Wilmington, Massachusetts.

WHEREAS, Landlord desires to lease approximately 200 square feet of space at that address ("the Premises") to Tenant upon the terms and conditions as contained herein; and

WHEREAS, Tenant desires to lease the Premises from Landlord on the terms and conditions as contained herein;

NOW, THEREFORE, for and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. **TERM.** This Agreement shall commence on the date first set forth above ("Commencement Date").
This Agreement shall continue as a month-to-month tenancy. If at any time Tenant desires to terminate the tenancy, Tenant may do so by providing to Landlord written notice of intention to terminate. Such notice to terminate must be provided to Landlord at least 30 days prior to the desired date of termination of the tenancy. If at any time Landlord desires to terminate the tenancy, Landlord may do so by providing to Tenant such written notice of intention to terminate at least 30 days prior to the desired date of termination of the tenancy. Notices to terminate may be given on any calendar day, irrespective of Commencement Date.

2. **RENT.** The total rent for the term hereof is the sum of $900.00 per month payable on the first day of each month which includes heat, electricity, water, taxes, use of common areas, parking, kitchen and it's utensils, lavatories and cloak rooms, fitness center, etc..
3. **SECURITY DEPOSIT.** Upon the due execution of this Agreement, Tenant shall deposit with Landlord the sum of $900.00, receipt of which is hereby acknowledged by Landlord, as security for any damage caused to the Premises during the term hereof. Such deposit shall be returned to Tenant, less any set off for damages to the Premises upon the termination of this Agreement.
4. **USE OF PREMISES.** The Premises shall be used and occupied by Tenant's employees, contractors and consultants as office space. Tenant shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.
5. **CONDITION OF PREMISES.** Tenant stipulates, represents and warrants that Tenant has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and tenantable condition.
6. **ASSIGNMENT AND SUB-LETTING.** Tenant shall not assign this Agreement, or sub-let or grant any license to use the Premises or any part thereof without the prior written consent of Landlord. A consent by Landlord to one such assignment, sub-letting or license shall not be deemed to be a consent to any subsequent assignment, sub-letting or license. An assignment, sub-letting or license without the prior written consent of Landlord or an assignment or sub-letting by operation of law shall be absolutely null and void and shall, at Landlord's option, terminate this Agreement.
7. **ALTERATIONS AND IMPROVEMENTS.** Tenant shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of Landlord. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by Tenant shall, unless otherwise provided by written agreement between Landlord and Tenant, be and become the property of Landlord and remain on the Premises at the expiration or earlier termination of this Agreement.
8. **NON-DELIVERY OF POSSESSION.** In the event Landlord cannot deliver possession of the

Premises to Tenant upon the commencement of the Lease term, through no fault of Landlord or its agents, then Landlord or its agents shall have no liability, but the rental herein provided shall abate until possession is given. Landlord or its agents shall have thirty (30) days in which to give possession, and if possession is tendered within such time, Tenant agrees to accept the demised Premises and pay the rental herein provided from that date. In the event possession cannot be delivered within such time, through no fault of Landlord or its agents, then this Agreement and all rights hereunder shall terminate.

9. **HAZARDOUS MATERIALS.** Tenant shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

10. **UTILITIES.** Landlord shall be responsible for arranging for and paying for all utility services required on the Premises.

11. **MAINTENANCE AND REPAIR; RULES.** Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Tenant shall:

(a) Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

(b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

(c) Not obstruct or cover the windows or doors;

(d) Not leave windows or doors in an open position during any inclement weather;

(e) Not hang any laundry, clothing, sheets, etc. from any window, rail, porch or balcony nor air or dry any of same within any yard area or space;

(f) Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Landlord;

(g) Keep all air conditioning filters clean and free from dirt;

(h) Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed. Tenant shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Tenant;

(i) And Tenant shall at all times maintain order in the Premises and at all places on the Premises, and shall not make or permit any loud or improper noises;

(j) Keep all radios, television sets, stereos, phonographs, etc., turned down to a reasonable level of sound;

(k) Deposit all trash, garbage, rubbish or refuse in the locations provided therefore and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the exterior of any building or within the common elements;

12. **DAMAGE TO PREMISES.** In the event the Premises are destroyed or rendered wholly uninhabitable by fire, storm, earthquake, or other casualty not caused by the negligence of Tenant, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Landlord and Tenant up to the time of such injury or destruction of the Premises, Tenant paying rentals up to such date and Landlord refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered uninhabitable, the Landlord shall have the option of either repairing such injured or damaged portion or terminating this Lease. In the event that Landlord exercises its right to repair such uninhabitable portion, the rental shall abate in the proportion that the injured parts bears to the whole

Premises, and such part so injured shall be restored by Landlord as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

13. **INSPECTION OF PREMISES.** Landlord and Landlord's agents shall have the right at all reasonable times during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of inspecting the Premises and all buildings and improvements thereon. And for the purposes of making any repairs, additions or alterations as may be deemed appropriate by Landlord for the preservation of the Premises or the building. Landlord and its agents shall further have the right to exhibit the Premises and to display the usual "for sale", "for rent" or "vacancy" signs on the Premises at any time within forty-five (45) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions, that do not conform to this Agreement or to any restrictions, rules or regulations affecting the Premises.

14. **SUBORDINATION OF LEASE.** This Agreement and Tenant's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Premises by Landlord, all advances made under any such mortgages, liens or encumbrances (including, but not limited to, future advances), the interest payable on such mortgages, liens or encumbrances and any and all renewals, extensions or modifications of such mortgages, liens or encumbrances.

15. **TENANT'S HOLD OVER.** If Tenant remains in possession of the Premises with the consent of Landlord after the natural expiration of this Agreement, a new tenancy from month-to-month shall be created between Landlord and Tenant which shall be subject to all of the terms and conditions hereof.

16. **SURRENDER OF PREMISES.** Upon the expiration of the term hereof, Tenant shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted.

17. **ANIMALS.** Tenant shall be entitled to keep no animal.

18. **QUIET ENJOYMENT.** Tenant, upon payment of all of the sums referred to herein as being payable by Tenant and Tenant's performance of all Tenant's agreements contained herein and Tenant's observance of all rules and regulations, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

19. **INDEMNIFICATION.** Landlord shall not be liable for any damage or injury of or to the Tenant or to any person entering the Premises or the building of which the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all claims or assertions of every kind and nature.

20. **DEFAULT.** If Landlord determines that the Tenant is in default of this Agreement, Landlord may provide Tenant with a written Notice to Quit, and Tenant shall have a 15 days to cure the default. If Tenant fails to cure the default within the required time frame, Landlord may immediately terminate this Agreement, and Tenant shall immediately vacate the Premises and shall return the keys to Landlord.

21. **LATE CHARGE.** In the event that any payment required to be paid by Tenant hereunder is not made within thirty (30) days of when due, Tenant shall pay to Landlord, in addition to such payment or other charges due hereunder, a "late fee" in the amount of 1% of the amount due per month.

22. **ABANDONMENT.** If at any time during the term of this Agreement Tenant abandons the Premises or any part thereof, Landlord may, at Landlord's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Tenant for damages or for any payment of any kind whatever. Landlord may, at Landlord's discretion, as agent for Tenant, rent the Premises, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such renting, and, at Landlord's option, hold Tenant liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Landlord by means of such renting. If Landlord's right of reentry is exercised following abandonment of the Premises by Tenant, then Landlord shall consider any personal property belonging to Tenant and left on the Premises to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord is hereby relieved of all liability for doing so.

23. **ATTORNEYS' FEES.** Should it become necessary for Landlord to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Premises, Tenant agrees to pay all expenses so incurred, including a reasonable attorneys' fee.

24. **RECORDING OF AGREEMENT.** Tenant shall not record this Agreement on the Public Records of any public office. In the event that Tenant shall record this Agreement, this Agreement shall, at Landlord's option, terminate immediately and Landlord shall be entitled to all rights and remedies that it has at law or in equity.

25. **GOVERNING LAW.** This Agreement shall be governed, construed and interpreted by, through and under the Laws of the Commonwealth of Massachusetts.
26. **SEVERABILITY.** If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.
27. **BINDING EFFECT.** The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.
28. **DESCRIPTIVE HEADINGS.** The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the Landlord or Tenant.
29. **CONSTRUCTION.** The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.
30. **NON-WAIVER.** No indulgence, waiver, election or non-election by Landlord under this Agreement shall affect Tenant's duties and liabilities hereunder.

31. **MODIFICATION.** The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

32. **NOTICE.** Any notice required or permitted under this Lease or under state law shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:
If to Landlord to:

If to tenant to:

As to Landlord this 7 **day of** December, **20**07.

LANDLORD: Kard Scientific

Sign: [signature] Print: Jonathan Edwards Date: 12-7-07

As to Tenant, this 7th **day of** December, **20**07.

TENANT ("Tenant"): Cellceutix Pharma, Inc.

Sign: [signature] Print: George W. Evans Date: 12/7/07

TENANT:

Sign: ______ Print: ______ Date: ______

TENANT:

Sign: ______ Print: ______ Date: ______

TENANT:

Sign: ______ Print: ______ Date: ______